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                   AMENDED AND RESTATED REVOLVING CREDIT NOTE


                                  Dallas, Texas

$10,000,000.00                                                 November 29, 2000

         FOR VALUE RECEIVED, TIDEL ENGINEERING, L.P., a Delaware limited partnership (herein called "Borrower"), promises to pay to the order of THE CHASE MANHATTAN BANK, a New York banking association, formerly known as CHASE BANK OF TEXAS, N.A., a national banking association (herein called "Payee"), at 2200 Ross Avenue, Dallas, Texas 75201, or at such other place as Payee may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity on April 30, 2002, at the rate or rates provided for in the Credit Agreement and interest on all past due amounts at the Past Due Rate as provided in the Credit Agreement; provided, that for the full term of this note, the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate, if any, applicable to Payee.

         If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Highest Lawful Rate, if any, applicable to Payee, the holder of this note shall refund to the payor or, at the holder's option, credit against the principal of this note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Highest Lawful Rate, if any, applicable to payee. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. To the extent the laws of the State of Texas are applicable for purposes of determining the "Highest Lawful Rate," such term shall mean the "weekly ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code, as amended, or if permitted by applicable law and effective upon the giving of the notices required by Section
303.403 of the Texas Finance Code (or effective upon any other date otherwise specified by applicable Law), the "monthly ceiling," the "quarterly ceiling," or "annualized ceiling" from time to time in effect under such Chapter 303 of the Texas Finance Code, whichever that Lender shall elect to substitute for the "weekly ceiling," and vice versa, each such substitution to have the effect provided in Chapter 303 of the Texas Finance Code; and Lender shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with Chapter 303 of the Texas Finance Code. Pursuant
Section 346.004 of the Texas Finance Code, as amended, Borrower agrees that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not govern or in any manner apply to the Obligations.

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         This note has been issued pursuant to the terms of that certain Credit
Agreement dated April 1, 1999, by and among Borrower, Payee and Tidel Technologies, Inc., as amended by that certain First Amendment to Credit Agreement dated September 30, 1999, by and among Borrower, Payee and Tidel Technologies, Inc., that certain Second Amendment to Credit Agreement dated September 8, 2000, by and among Borrower, Payee, and Tidel Technologies, Inc., and that certain Third Amendment to Credit Agreement, dated the date hereof, by and among Borrower, Payee, and Tidel Technologies, Inc. (which, as it may be amended, restated, modified or supplemented from time to time, is herein called the "Credit Agreement"), to which reference is made for all purposes. This note is a Note under the terms of the Credit Agreement, and advances against this note by Payee or other holder hereof, payments and prepayments hereunder and acceleration hereof shall be governed by the Credit Agreement. Capitalized words and phrases used herein and not defined herein and which are defined in the Credit Agreement shall have the same meanings herein as are ascribed to them in the Credit Agreement.

         The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Borrower. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided, that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Borrower's obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Borrower's entitlement to credit for that payment as of the date received by the holder.

         Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         This note is a renewal, modification and rearrangement, and not a novation or extinguishment, of that certain Revolving Credit Note dated September 30, 1999, executed by Borrower, payable to the order of Payee in the original principal amount of $7,000,000.00, which in turn was a renewal, modification and rearrangement, and not a novation or extinguishment, of

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that certain Revolving Credit Note dated May 27, 1998, executed by Tidel
Engineering, Inc., the non-surviving entity of the merger between Tidel Engineering, Inc. and the Borrower, payable to the order of Payee, in the original principal amount of $7,000,000.00, and that certain Revolving Credit Note dated April 1, 1999, executed by Borrower, payable to the order of Payee, in the original principal amount of $7,000,000.00 (collectively, the "Prior Notes"). All rights, titles, liens and security interests securing the Prior Notes are preserved, maintained and carried forward to secure this note.


                              TIDEL ENGINEERING, L.P.,
                              a Delaware limited partnership

                              By:  Tidel Cash Systems, Inc., its general partner



                                     By: /s/ MARK K. LEVENICK
                                         ---------------------------------------
                                         Mark K. Levenick,
                                         President and Chief Executive Officer